Consolidated Financial Statements and Report of Independent Certified Public Accountants Fox Holdco, Inc. and Subsidiaries December 31, 2021 and 2020

Contents Page Report of Independent Certified Public Accountants 3 Consolidated Financial Statements Consolidated balance sheets 5 Consolidated statements of comprehensive income 7 Consolidated statements of stockholder’s equity 8 Consolidated statements of cash flows 9 Notes to consolidated financial statements 11

GT.COM Grant Thornton LLP is the U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership. Board of Directors Fox Holdco, Inc. and Subsidiaries Opinion We have audited the consolidated financial statements of Fox Holdco, Inc. (a Delaware corporation) and subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2021 and 2020, and the related consolidated statements of comprehensive income, changes in stockholder’s equity, and cash flows for the years then ended, and the related notes to the financial statements. In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America. Basis for opinion We conducted our audits of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Responsibilities of management for the financial statements Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are issued. REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS GRANT THORNTON LLP 4695 MacArthur Court, Suite 1600 Newport Beach, CA 92660 D +1 949 553 1600 F +1 949 553 0168

Auditor’s responsibilities for the audit of the financial statements Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements. In performing an audit in accordance with US GAAS, we: Exercise professional judgment and maintain professional skepticism throughout the audit. Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed. Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements. Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit. Newport Beach, California April 29, 2022

2021 2020 ASSETS Current assets Cash and cash equivalents 26,087,034$ 34,417,086$ Accounts receivable, net of allowances 32,877,211 21,917,005 Notes receivable - related party - 180,004 Inventories 61,357,362 36,021,524 Prepaid expenses and other current assets 15,365,773 5,135,487 Total current assets 135,687,380 97,671,106 Property and equipment, net 20,990,533 17,806,149 Other assets Intangible assets, net 44,304,056 45,720,884 Goodwill 41,945,324 41,945,324 Notes receivable - related party - 5,994,108 Other noncurrent assets 5,333,237 2,059,256 Total other assets 91,582,617 95,719,572 Total assets 248,260,530$ 211,196,827$ Fox Holdco, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS December 31, The accompanying notes are an integral part of these consolidated financial statements. 5

2021 2020 LIABILITIES AND STOCKHOLDER’S EQUITY Current liabilities Accounts payable 42,089,530$ 29,220,317$ Accrued liabilities 12,228,364 13,473,722 Line of credit, net of debt issuance costs 2,043,929 - Note payable 2,625,000 - Total current liabilities 58,986,823 42,694,039 Long-term liabilities Other long-term accrued liabilities 1,369,673 611,440 Equity based compensation liability 23,849,583 2,438,936 Note payable, net of debt issuance costs 53,539,573 - Deferred income taxes 6,851,855 3,130,702 Deferred rent 1,347,393 1,993,486 Total long-term liabilities 86,958,077 8,174,564 Total liabilities 145,944,900 50,868,603 Commitments and contingencies (Note 15) Stockholder’s equity Common stock, $.001 par value, 1,000 shares authorized, 1,000 shares issued and outstanding 1 1 Additional paid-in capital 110,684,776 171,953,561 Accumulated deficit (6,545,776) (10,574,316) Accumulated other comprehensive loss (1,823,371) (1,051,022) Total stockholder’s equity 102,315,630 160,328,224 Total liabilities and stockholder’s equity 248,260,530$ 211,196,827$ Fox Holdco, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS - CONTINUED December 31, The accompanying notes are an integral part of these consolidated financial statements. 6

2021 2020 Net revenues Sales 291,577,079$ 204,823,134$ Royalties 679,103 357,648 Total net revenues 292,256,182 205,180,782 Cost of sales 155,145,538 111,596,265 Gross profit 137,110,644 93,584,517 Operating expenses 123,318,719 81,085,928 Income from operations 13,791,925 12,498,589 Other (expense) income Interest expense, net (4,573,810) (517,047) Gain/(loss) on foreign currency exchange 935,116 (1,140,304) Other income 296,367 283,421 Total other expense (3,342,327) (1,373,930) Income before income taxes 10,449,598 11,124,659 Income tax expense (benefit) 6,421,058 (3,838,593) Net income 4,028,540 14,963,252 Other comprehensive income (loss) Foreign currency translation adjustment (772,349) 1,537,407 COMPREHENSIVE INCOME 3,256,191$ 16,500,659$ Fox Holdco, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME Years ended December 31, The accompanying notes are an integral part of these consolidated financial statements. 7

Additional Accumulated Paid-In Accumulated Comprehensive Stockholder's Shares Amount Capital Income (Deficit) Loss Equity Balance, December 31, 2019 1,000 1$ 171,953,561$ (25,537,568)$ (2,588,429)$ 143,827,565$ Foreign currency translation adjustment - - - - 1,537,407 1,537,407 Net income - - - 14,963,252 - 14,963,252 Balance, December 31, 2020 1,000 1 171,953,561 (10,574,316) (1,051,022) 160,328,224 Foreign currency translation adjustment - - - - (772,349) (772,349) Dividends - - (61,268,785) - - (61,268,785) Net income - - - 4,028,540 - 4,028,540 Balance, December 31, 2021 1,000 1$ 110,684,776$ (6,545,776)$ (1,823,371)$ 102,315,630$ Fox Holdco, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY Years ended December 31, The accompanying notes are an integral part of these consolidated financial statements. 8

2021 2020 Cash flows from operating activities: Net income 4,028,540$ 14,963,252$ Adjustments to reconcile net income to net cash provided by operating activities: Bad debt expense 151,327 183,124 Depreciation and amortization 5,841,824 6,439,550 Accrued interest for note receivable - related party - (685,655) Amortization of debt issuance costs 1,059,551 172,165 Liability classified equity award - compensation expense 21,410,647 (1,161,236) Accrued long term incentive plan 775,619 (551,822) Deferred income taxes 3,721,153 (4,237,079) Deferred rent (646,093) 544,206 Gain/(Loss) on disposal of property and equipment (5,707) 5,964 Changes in operating assets and liabilities: Accounts receivable (11,111,533) 7,573,579 Inventories (25,335,838) 18,230,532 Prepaid expenses and other current assets (10,230,287) (2,661,478) Other noncurrent assets (3,689,459) (209,276) Note receivable - related party - 139,967 Accounts payable 12,869,213 (1,518,741) Accrued liabilities (1,245,853) 7,568,781 Net cash provided by (used in) operating activities (2,406,896) 44,795,833 Cash flows from investing activities: Proceeds from sale of property and equipment 9,095 38,500 Payments to acquire property and equipment (7,372,381) (2,285,205) Payments to acquire intangible assets (56,233) - Proceeds from notes receivable 6,174,112 - Net cash used in investing activities (1,245,407) (2,246,705) Fox Holdco, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Years ended December 31, The accompanying notes are an integral part of these consolidated financial statements. 9

2021 2020 Cash flows from financing activities: Draws/(payments) on line of credit, net 3,174,686$ (14,229,482)$ Payments on obligation under capital lease (16,891) (16,410) Dividends paid (61,268,785) - Payments to amend debt agreements - (336,754) Proceeds from issuance of notes payable 60,000,000 - Payment of issuance costs (5,077,567) - Payments on notes payable (750,000) (3,946,188) Net cash used in financing activities (3,938,557) (18,528,834) Effect of exchange rate on cash and cash equivalents (739,192) 1,486,618 NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS (8,330,052) 25,506,912 Cash and cash equivalents - beginning of year 34,417,086 8,910,174 Cash and cash equivalents - end of year 26,087,034$ 34,417,086$ Supplemental disclosure of cash flow information: Cash paid during the year for: Interest 2,538,721$ 517,047$ Income taxes 9,212,689 691,341 Fox Holdco, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED Years ended December 31, The accompanying notes are an integral part of these consolidated financial statements. 10

Fox Holdco, Inc. and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2021 and 2020 11 NOTE 1 - NATURE OF BUSINESS Organization and Business Activity Fox Holdco, Inc. (“Fox Holdco”) is a C-Corporation that was incorporated on November 24, 2014 under the laws of the State of Delaware. Fox Holdco has interests in the following wholly owned subsidiaries: Fox Head, Inc. (“Fox Head”), Fox Head Europe SL (“Fox Europe”), Fox Asia Sourcing & Trading Co Ltd. (“FASTCO”), and Fox Head Canada, Inc. (“Fox Canada”). Fox Head is the operating entity and is a wholly owned subsidiary of Fox Holdco. Fox Head, incorporated under the laws of the State of California in 1975, designs and distributes racewear and protective gear for the action sports industry, as well as casual sportswear and accessories for men, women, and youth. Subcontractors in the U.S., Asia, Europe and Mexico manufacture the products under renewable agreements, which specify pricing in U.S. currency. Fox Head distributes its products through sales to independent retailers and distributors throughout the world and sells products directly to the end consumer through its website and its own retail and outlet stores. Fox Head Europe Limited, (“Fox UK”), a wholly owned subsidiary of Fox Head, was incorporated under the laws of the United Kingdom in 2000. In 2012, Fox UK formed a wholly owned subsidiary, Fox Europe. In May 2014, Fox Europe became the parent company of Fox UK and its subsidiaries. Fox Europe markets and distributes Fox Head’s products throughout Europe. FASTCO, a wholly owned subsidiary of Fox Head, was incorporated in the British Virgin Islands in 2004 with operations in Hong Kong to facilitate contract manufacturing and product sourcing. Fox Canada, a wholly owned subsidiary of Fox Head, was incorporated under the laws of Alberta, Canada in 2010. Fox Canada markets and distributes Fox Head’s products throughout Canada. Fox Holdco and its subsidiaries (together, the “Company”) conduct business in markets that are highly competitive. The Company’s ability to evaluate and respond to changing consumer demands and tastes is critical to its success. The Company believes that consumer acceptance depends on product, image, design, fit, and quality. Consequently, the Company has developed an experienced team of designers and engineers that it believes has helped it remain at the forefront of design and innovation in the areas in which it competes. The Company believes, however, that its continued success will depend on its ability to create a seamless, rider-first experience through an integrated marketplace, redefine the sports through brand building syndication and digitization, reach its riders better across the globe, and establish Fox as the preferred brand of choice. The Company is dependent upon third parties for the manufacturing of substantially all its products. The inability of a manufacturer to ship products in a timely manner, or their failure to meet quality standards, could cause the Company to miss customer delivery date requirements or be liable for product defects. Failure to meet delivery date requirements could result in cancellation of orders, customers’ refusal to accept deliveries, or a reduction in purchase prices, any of which could have a material adverse effect on the Company’s financial condition and results of operations. The Company has no long-term formal arrangements with any suppliers and to date has experienced only limited difficulty in satisfying its product requirements. Although the Company believes it could replace such suppliers without a material adverse effect, there can be no assurance that such replacement could occur in a timely manner. The loss of such suppliers could have a material adverse effect on operating results.

Fox Holdco, Inc. and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED December 31, 2021 and 2020 12 NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Basis of Presentation The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) assuming the Company will continue as a going concern. Principles of Consolidation The accompanying consolidated financial statements include the accounts of Fox Holdco and its wholly owned subsidiaries. All material intercompany transactions and balances have been eliminated in consolidation. Reclassifications Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations. Use of Estimates The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Cash and Cash Equivalents The Company considers all highly liquid investments purchased with an original maturity of three months or less and money market mutual funds to be cash equivalents. Cash and cash equivalents are carried at cost, which approximates fair value. Concentration of Business, Significant Customers and Credit Risk The Company has cash on deposit with a federally insured bank in excess of the maximum amounts insured by the Federal Deposit Insurance Corporation. The Company maintains its cash and cash equivalents with financial institutions that are of high credit quality in the United States and other countries with certain foreign operations. At December 31, 2021, the cash deposits in foreign bank accounts were $21,806,000. At December 31, 2020, the cash deposits in foreign bank accounts were $23,613,000. The Company has not experienced any losses in such accounts and periodically evaluates the creditworthiness of the financial institutions and has determined credit exposure to be negligible. Future sales and operations depend on the results of the Company’s operations outside the United States, which will be subject to the risks of foreign currency exchange volatility. Sales to foreign customers represented approximately 58% and 52% of net sales for the years ended December 31, 2021 and 2020, respectively. Foreign customers accounted for approximately 52% and 49% of accounts receivable as of December 31, 2021 and 2020, respectively. Accounts Receivable and Allowance for Doubtful Accounts The Company extends credit to its customers in the normal course of business. The Company’s accounts receivable is generally derived from many customers in the retail industry. The Company believes any risk of accounting loss is significantly reduced due to the diversity of its end-customers and geographic sales

Fox Holdco, Inc. and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED December 31, 2021 and 2020 13 areas. The Company generally does not require cash collateral or other security to support customer receivables. Select customers are required to provide standby letters of credit to collateralize a portion of accounts receivable balances. Additionally, the Company performs ongoing credit evaluations of its customers’ financial condition, as well as an analysis of the aging of receivables to estimate allowances for potential credit losses. The allowance for doubtful accounts is recorded as a charge to operating expense when a potential loss is identified. At December 31, 2021, the allowance for doubtful accounts amounted to approximately $496,000. At December 31, 2020, the allowance for doubtful accounts amounted to approximately $406,000. Financial Instruments The Company uses hedging from time to time to manage its foreign currency exposure, primarily on inventory purchases. The Company accounts for its derivative financial instruments in accordance with Accounting Standards Codification (“ASC”) 815, Derivatives and Hedging. The Company records all financial instruments at fair value, which is the cost at the date of transaction. Subsequently, fair value is remeasured at each reporting date and based on prices quoted in active markets. Changes in the fair value are recorded in Other expense (income), net on the consolidated statement of operations. The net position of any unrealized gains/(losses) on derivatives and hedging contracts is included in “Prepaid expenses and other current assets” on the consolidated balance sheet. Revenue Recognition The Company’s principal source of revenue is product sales. The Company derives revenues from selling to wholesalers and directly to consumers. Revenue is accounted for in accordance with ASC 606. Under Topic 606, revenue is recognized using the following five steps: (i) identify the contract with the customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) a performance obligation is satisfied. The Company only applies the five-step model when collectability of the consideration in exchange for the goods transferred to the customer is reasonably assured. The Company recognizes revenue under Topic 606 when the goods are shipped, in an amount that reflects the consideration expected to be received in exchange for those goods or services. The Company also recognizes revenue from the licensing of its intellectual property. With regard to licensing revenue, the Company recognizes revenue when the master agreement is signed and the usage occurs. For e-commerce sales, the Company recognizes revenue, net of sales taxes, and the related cost of goods sold at the time the merchandise is shipped to the customer. In all cases, amounts related to shipping and handling billed to customers are reflected in net sales, and the related costs are reflected in cost of goods sold in the consolidated statement of comprehensive income. The Company has made an accounting policy election to treat such costs as fulfillment costs rather than separate performance obligations. Provisions are made at the time of sale for estimated product returns and sales allowances. Management analyzes historical returns, current economic trends, changes in customer demand, and sell-through of products when evaluating the adequacy of the sales returns and other allowances. Significant management judgments and estimates must be made in connection with establishing the sales returns and other allowances in any accounting period. The allowance for sales returns amounted to approximately $1,222,000 at December 31, 2021. The allowance for sales returns amounted to approximately $925,000 at December 31, 2020. These figures are recorded within accrued liabilities on the consolidated balance sheet.

Fox Holdco, Inc. and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED December 31, 2021 and 2020 14 Shipping and Handling Shipping and handling charges, billed to customers, are reported as sales revenues with the related costs included in cost of goods sold. Shipping and handling charges for the years ended December 31, 2021 and 2020 were approximately $1,372,000 and $1,140,000, respectively. Sales and Use Taxes The Company is required to withhold and remit various federal, state, and local sales taxes, which are presented on a net basis, excluded from revenue and recorded as a liability. Royalty Revenue The Company receives royalty payments from customers who purchase the Company’s products directly from the Company’s vendors under licensing arrangements with the Company. These royalties are based on varying percentages of the customers’ product acquisition cost. The Company recognizes revenue from royalty customers upon product shipment from the vendors. There are no significant costs associated with these payments thus no corresponding costs are included in cost of goods sold in the consolidated statement of comprehensive income. Fair Value Measurements Fair value is based on observable inputs (readily obtainable data from independent sources) and unobservable inputs (internally derived and reflecting the Company’s market assumptions). Inputs are classified into the following hierarchy based on the level of judgment used to measure their fair value: Level 1 - Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date. Level 2 - Inputs other than Level 1 inputs that are either directly or indirectly observable. Level 3 - Unobservable inputs using estimates and assumptions developed by management. The Company’s Level 1 financial instruments recorded on the consolidated balance sheet include cash, receivables, inventory, prepaid expenses, other current assets, accounts payables, and accrued liabilities arising in the ordinary course of business. Management believes that the recorded value of such financial instruments is a reasonable estimate of their fair value due to their short-term nature or variable interest rates and other factors. The Company's Level 2 financial instruments recorded on the consolidated balance sheet relate to derivative financial instruments. The foreign exchange forward contracts used to mitigate the foreign exchange risk, are derived using observable market inputs such as the daily market foreign currency exchange rates, currency volatilities and currency correlations. The Company’s Level 3 financial instruments recorded in the consolidated balance sheet includes profits interest units. Management believes that the recorded value of such financial instruments is a reasonable estimate of their fair value. Inventories Inventories consist of racewear, protective gear for the action sports industry, casual sportswear, footwear, and accessories. Inventories are stated at the lower of cost or net realizable value. Cost is determined using

Fox Holdco, Inc. and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED December 31, 2021 and 2020 15 a standard cost method (which approximates first in, first out) and includes material, shipping costs and overhead costs. Substantially all inventories are finished goods. Management reviews the inventory quantities on hand and estimates excess and obsolete inventory valuations based on a number of internal and external factors such as age and sales trends of the inventory. Property and Equipment Property and equipment are stated at cost and depreciated over their estimated useful lives, generally three to seven years, using the straight-line method for financial reporting purposes and accelerated methods for income tax reporting purposes. Leasehold improvements are amortized over the lesser of 10 years or the lease term. When property and equipment are sold or otherwise disposed of, the cost and the related accumulated depreciation accounts are relieved, and any gain or loss is included in operations. Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized and amortized over its estimated useful life. Capitalization of Construction in Progress The Company capitalizes costs associated with construction in progress and internally developed software projects. Once a project is complete and placed in service, the Company ratably amortizes costs associated with these projects over the estimated useful life, generally three to seven years. The projects capitalized at year end are expected to be placed in service in the near future. If the capitalized construction costs become obsolete or impaired, the Company may be required to write-off any unamortized capitalized amounts or accelerate the amortization period. Goodwill Goodwill is not amortized but is subject to an impairment test at least annually, or sooner if triggering events occur that require an earlier assessment. The fair value of the reporting unit in which the goodwill relates to is compared to its carrying value. To the extent that the fair value is less than the carrying value of the underlying net assets of the reporting unit, the implied fair value of the goodwill is determined and compared to the carrying value of the excess of cost over the fair value of net assets and, if lower, an impairment to the goodwill is recorded. The Company determined there is no impairment of goodwill at December 31, 2021 and 2020. Film Costs In accordance with ASC 926, the Company capitalizes costs associated with the production of Films. These costs may include development costs, direct costs, and/or production costs. At December 31, 2021 the total amount capitalized was $420,000 and the status of this project was under development. There were no Film costs prior to 2021. Intangible Assets The Company records the purchased trademarks, non-compete agreements, and customer relationships initially based on their fair values as determined by a valuation performed by a third-party valuation specialist. Amortization for these intangible assets is being provided by the use of the straight-line method over the assets’ estimated useful lives. The estimated useful lives of the intangible assets are: Non-compete agreements 5 years (contractual term) Leasehold interests Shorter of estimated useful life or lease term Customer relationships 15 years Trademarks Indefinite

Fox Holdco, Inc. and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED December 31, 2021 and 2020 16 Impairment of Long-Lived Assets and Indefinite Lived Intangible Assets The Company reviews the recoverability of its long-lived assets and indefinite lived intangible assets whenever events or changes in circumstances occur that indicate that the carrying value of the asset or asset group may not be recoverable. Additionally, indefinite lived assets are reviewed annually for impairment. Long Lived Assets and Indefinite Lived Intangible Assets are reviewed for impairment annually, or whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable, using the Company's best estimates based on reasonable and supportable assumptions and projections. The impairment loss, if any, shall be measured as the amount by which the carrying value exceeds its fair value. The Company did not recognize an impairment loss for the years ended December 31, 2021 and 2020. Debt Issuance Costs The Company capitalizes costs related to obtaining a loan and amortizes these costs over the life of the loan. Total gross debt issuance costs were approximately $5,078,000 and $2,083,000 and the related accumulated amortization was approximately $861,000 and $1,886,000 at December 31, 2021 and 2020, respectively. Amortization expense was approximately $1,060,000 and $172,000 for the years ended December 31, 2021 and 2020, respectively, and is included in interest expense on the consolidated statement of comprehensive income. The amortization expense for 2021 includes approximately $199,000 from prior loans that were retired in 2021. Deferred Rent The Company records rent expense related to its non-cancellable operating leases on a straight-line basis over the term of the lease. The cumulative difference between rent expense as recognized by the Company and actual rental payments to date is reflected as deferred rent liability in the accompanying consolidated balance sheet. Advertising and Promotion Costs The Company’s promotion and advertising costs are expensed as incurred and were approximately $17,394,000 and $11,521,000 for the years ended December 31, 2021 and 2020, respectively, which is recorded within operating expenses within the consolidated statements of comprehensive income. A significant amount of the Company’s promotional expenses results from payments under endorsement contracts with celebrities, professional athletes, etc. Such endorsement costs are expensed as incurred. Other Comprehensive Income/(Loss) Other comprehensive income(loss) consists of foreign currency translation gains and losses, which are reported excluding the income tax effect because the Company believes such gains or losses will be indefinitely invested in foreign subsidiaries. Foreign Currency Adjustments The Company’s reporting currency for all operations worldwide is the U.S. dollar. For the Company’s foreign subsidiaries whose functional currency is the local currency, assets and liabilities are translated at the rate of exchange at the consolidated balance sheet date, while revenue and expenses are translated using the average monthly exchange rate during the year. Cumulative translation adjustments resulting from the translation of foreign functional currency financial statements into U.S. dollars are included in accumulated other comprehensive loss as a separate component of stockholder’s equity. Transactions that are denominated in foreign currencies are translated at the exchange rate in effect at the transaction date. The gains and losses on foreign currency remeasurement transactions are included in results of operations. For

Fox Holdco, Inc. and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED December 31, 2021 and 2020 17 the year ended December 31, 2021 the Company had a gain of $935,000. For the year ended December 31, 2020 the Company reported a loss of $1,140,000. Income Taxes Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes. Deferred income taxes are provided under the asset and liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company adopted the provisions of Accounting for Uncertainty in Income Taxes which clarifies the accounting for uncertainty in income taxes recognized in the Company's consolidated financial statements in accordance with GAAP and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740-10 also provides guidance on derecognition and measurement of a tax position taken or expected to be taken in a tax return. The Company did not have a liability for uncertain tax positions or unrecognized tax benefits as of December 31, 2021 and does not expect this to change significantly over the next 12 months. The Company will recognize interest and penalties accrued on any unrecognized tax liabilities as a component of the provision for income taxes. As of December 31, 2021, the Company has not accrued any interest or penalties related to uncertain tax positions as there were none. The Company files income tax returns in the U.S. federal jurisdiction and various state and foreign jurisdictions with varying statutes of limitations. The 2018 through 2021 tax years remain subject to examination by federal tax authorities, and the 2016 through 2021 tax years remain subject to examination by state tax authorities. New Accounting Pronouncements In February 2016, the FASB issued ASU 2016-02, Leases (ASC Topic 842), a comprehensive new lease recognition standard which will supersede previous existing lease recognition guidance. Under the standard, lessees will need to recognize a right-of-use asset and a lease liability for leases with terms of greater than 12 months. The liability will be equal to the present value of lease payments. The asset will be based on the liability, subject to adjustment, such as for initial direct costs. For income statement purposes, leases will be required to be classified as either operating or finance. Operating leases will result in straight-line expense (similar to current operating leases) while finance leases will result in a front-loaded expense pattern (similar to current capital leases). The standard is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, and requires a modified retrospective adoption or current period adoption method. Management is currently evaluating the impact of the adoption of this standard on the consolidated financial statements. Other recently issued accounting standards are not expected to have a material effect on the Company's consolidated financial statements, financial condition, results of operations, and cash flows.

Fox Holdco, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2021 and 2020

NOTE 3 - RELATED PARTY TRANSACTIONS

Related party transactions include due from/to affiliate, which represents receivables and payables between companies that are related through common ownership.

Notes Receivable - Related Party

The Company entered into a promissory note dated January 28, 2019 with a related party. The outstanding principal amount and all unpaid interest are due to Fox on January 28, 2024. The note bears interest at a rate per annum equal to 12% on the outstanding principal amount, and the unpaid interest increases the principal amount quarterly as paid in kind interest. The principal loaned was $4,992,747. As of December 31, 2020, the Company had a long term note receivable of $5,994,108 and accrued interest income not yet applied to the principal of $180,004. Interest accrued during the 2020 year amounted to $1,181,365. The note and all accrued interest were paid by the related party during 2021, so as of December 31, 2021, the Company had $0 outstanding.

Management Agreement

On December 19, 2014, the Company entered into a management agreement (the "Agreement") with Altamont Capital Management, LLC ("ACM"), an affiliate related to the Company's stockholder, wherein the Company agreed to pay management fees as follows:

(a) quarterly fee in an aggregate amount equal to the greater of (a) $112,500 or (b) 25% of the amount equal to 3% of the combined EBITDA of the Company and its subsidiaries for the trailing 12-month period;

(b) fee in connection with each financing, acquisition and disposition transaction involving the Company in an aggregate amount to be agreed by the Company and ACM, provided that the fee does not exceed an amount equal to 1% of the gross transaction value of such transaction.

ACM is also entitled to receive reimbursement for expenses incurred in connection with the transactions and services provided. The Agreement expires on December 19, 2024 and will be automatically renewed annually until cancelled or upon the consummation of an initial public offering or change of control. The Company owes ACM unreimbursed expenses and management fees of $534,000 at December 31, 2021, which is included as a component of accounts payable on the consolidated balance sheet. At December 31, 2020 the Company owed ACM unreimbursed expenses of $43,000.

Related party management fees consist of the following for the years ended December 31:

	2021	2020
ACM management fees	$ 1,154,679	$ 567,478
ACM out of pocket fees	258,595	152,641
Total management fees	$ 1,413,274	$ 720,119

18

Fox Holdco, Inc. and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED December 31, 2021 and 2020 19 NOTE 4 - INVENTORIES Inventories consist of the following for the years ended December 31: 2021 2020 Finished goods $ 37,455,057 $ 20,510,916 Inventory in transit 23,902,305 15,510,608 Inventories $ 61,357,362 $ 36,021,524 NOTE 5 - DERIVATIVE FINANCIAL INSTRUMENTS The Company operates in foreign countries, leading to exposure to the risk associated with fluctuating foreign exchange rates. To manage this risk, foreign exchange forward contracts are used to reduce the variability associated with exchange rate fluctuations. The Company hedges a portion of the transactions for expected inventory purchases and intercompany transactions. The Company uses Level 2 fair value measurements to determine the fair value of the forward contracts recorded on the consolidated balance sheet. Forward contracts are only used for hedging purposes. Derivatives and forward contracts are not used for speculative purposes. When entering into any foreign exchange forward contracts, the Company ensures to deal only with reputable counterparties in order to mitigate credit risk. The Company’s forward contracts for managing foreign exchange risk cover the following currency pairs: U.S. Dollars (USD) / Euros (EUR) U.S. Dollars / British Pounds (GBP) U.S. Dollars / Canadian Dollars (CAD) U.S. Dollars are always the currency being purchased, while the other currency (EUR, GBP, or CAD) is sold. The notional amount of U.S. Dollars the company agreed to purchase in the 12-months following the end of the year are summarized below: Dec 31, 2021 Dec 31, 2020 U.S Dollars to purchase on Forward Contract $ 59,737,996 $ 34,277,065 The below table summarizes the unrealized gains/(losses) on the forward contracts outstanding at the end of each year: Derivative Type Balance Sheet Account 2021 2020 Forward Contract (not designated as a hedging instrument) Prepaid Expenses and other current assets $ 1,648,322 $ - Accrued liabilities $ - $ 1,526,690 All unrealized gains and losses as shown at the end of 2021 will be recognized in the consolidated statement of operations within the next 12 months at then-current values, which may differ from the fair values shown above.

Fox Holdco, Inc. and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED December 31, 2021 and 2020 20 Pre-tax realized gains and losses from hedging contracts, as recognized in the consolidated statements of comprehensive income, are shown below: Derivative Type Statement of Comprehensive Income Account 2021 2020 Forward Contract (not designated as a hedging instrument) Other expense (income) $ 733,424 $ 474,585 NOTE 6 - PROPERTY AND EQUIPMENT, NET Property and equipment consist of the following: 2021 2020 Machinery and equipment $ 16,874,389 $ 15,899,763 Leasehold improvements 17,948,898 18,482,534 Furniture and fixtures 8,906,616 9,226,835 Computer software 10,412,098 10,002,445 Vehicles 895,639 521,890 Less: accumulated depreciation and amortization (40,423,121) (37,548,468) Add: construction in progress 6,376,014 1,221,150 Property and equipment, net $ 20,990,533 $ 17,806,149 Depreciation and amortization expense for the years ended December 31, 2021 and 2020 was approximately $4,151,000 and $4,757,000, respectively.

Fox Holdco, Inc. and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED December 31, 2021 and 2020 21 NOTE 7 - INTANGIBLE ASSETS Intangible assets consist of the following at December 31: 2021 2020 Customer relationships $ 20,830,000 $ 20,830,000 Leasehold interests 942,100 942,100 Non-compete agreements 560,000 560,000 Trademarks 29,920 29,920 Total amortizable intangibles 22,362,020 22,362,020 Less: accumulated amortization (10,928,443) (9,455,381) Amortizable intangibles, net 11,433,577 12,906,639 Non-amortizable intangibles Trademarks 32,756,234 32,700,000 Patents 114,245 114,245 Non-amortizable intangibles 32,870,479 32,814,245 Intangible assets, net $ 44,304,056 $ 45,720,884 Amortization expense for the years ended December 31, 2021 and December 31, 2020 was approximately $1,690,000 and $1,683,000, respectively. Estimated future amortization for the succeeding five years are as follows: Year Ending December 31, Amount 2022 $ 1,472,283 2023 1,463,725 2024 1,463,725 2025 1,463,725 2026 1,461,979 Thereafter 4,108,140 Total $ 11,433,577

Fox Holdco, Inc. and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED December 31, 2021 and 2020 22 NOTE 8 – PREPAID EXPENSES AND OTHER CURRENT ASSETS Prepaid expenses and other current assets consist of the following: 2021 2020 Prepaid expenses $ 4,859,694 $ 2,851,143 Derivative financial instrument 1,648,322 - Prepaid insurance 1,683,577 1,117,285 Taxes receivable 5,302,357 - Other 1,871,823 1,167,059 Prepaid expenses and other current assets $ 15,365,773 $ 5,135,487 NOTE 9 – OTHER NONCURRENT ASSETS Other noncurrent assets consist of the following: 2021 2020 Refundable deposits $ 3,075,071 $ 175,078 Other 1,838,400 1,687,158 Loan origination, net of amortization - 197,020 Film costs 419,766 - Other assets $ 5,333,237 $ 2,059,256 NOTE 10 - ACCRUED LIABILITIES Accrued liabilities consist of the following: 2021 2020 Accrued expenses $ 2,765,198 $ 1,825,461 Derivative financial instrument - 1,526,690 Accrued salaries and compensation 8,083,740 7,777,432 Accrued customer deposits and gift cards 157,587 156,474 Taxes payable - 1,262,607 Accrued refund liability 1,221,839 925,058 Accrued liabilities $ 12,228,364 $ 13,473,722 NOTE 11 - LINE OF CREDIT The Company began the year with a revolving bank line of credit agreement, expiring October 31, 2021, under which it could borrow up to approximately $37,500,000, subject to certain collateral limitations. The credit facility can be used for borrowings or letters of credit and is secured by substantially all assets of the

Fox Holdco, Inc. and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED December 31, 2021 and 2020 23 Company. This line of credit is guaranteed by the Company’s stockholder. Under the agreement, the Company is required to pay interest either at the LIBOR or base rate plus applicable margin plus 1.25% for amounts up to the formula amount. Any borrowing that is in excess of the formula amount bears an interest either at the LIBOR or base rate plus applicable margin. The agreement requires the Company to comply with certain financial covenants. The Company was in compliance with the financial covenants for the year ended December 31, 2020. The outstanding borrowing as of December 31, 2020 was $0. Interest expense for the year ended December 31, 2020 was approximately $374,000. The Company entered into a new line of credit agreement dated March 31, 2021. This new agreement has a revolving line of credit agreement, expiring March 31, 2025, under which it may borrow up to approximately $35,000,000, subject to certain collateral limitations. The credit facility can be used for borrowings or letters of credit and is secured by substantially all assets of the Company. Under the agreement, the Company is required to pay interest quarterly at Libor Floor 1.00% + 3.50% . The agreement requires the Company to comply with certain financial covenants. The Company was in compliance with the financial covenants for the year ended December 31, 2021. The outstanding borrowing as of December 31, 2021 was $3,203,000, net of debt issuance costs of $1,131,000 and collateral held by the former line of credit provider totaling $28,000. Interest expense for the year ended December 31, 2021 was approximately $340,000. NOTE 12 - NOTE PAYABLE At the beginning of 2021 the Company had a Note payable that bore an annual interest rate at either the LIBOR rate plus 8.5% per annum or bank’s base rate plus 8.5% per annum; secured by substantially all assets of the Company; interest is payable monthly; 19 quarterly principal installments of $37,500 starting in March 2016; has an excess cash flow requirement but no excess cash flow payment is required as calculated in accordance with the agreement; in compliance with financial covenants for the year ended December 31, 2020. The original maturity of the note was December 31, 2020; however, an amendment was executed in November 2020 in which the maturity date of the loan was extended to October 31, 2021. The outstanding borrowing as of December 31, 2020 was $0. The Company had a cross guarantee agreement with an affiliated entity under common ownership whereby the companies have guaranteed each other’s term loans. At December 31, 2020, the affiliate’s debts which have been guaranteed by the Company total $52,250,000 and mature at various dates through 2021. Management does not anticipate that the Company will be required to make any payments to the lenders under the guarantees. With execution of the amendment signed in May of 2020, both companies no longer have a combined leverage ratio covenant through the agreement, it will be governed by a minimum estimated availability threshold. This will ensure both companies meet all necessary covenants for the remainder of the agreement. On March 31, 2021, the Company went through a refinancing of both the line of credit and term loan. The Company entered into a new debt agreement to fund a special dividend distribution to stockholders, and the prior Note payable was retired. As part of this refinance, the cross guarantee with the affiliated entity was removed. The new Note payable, bears annual interest rate at Libor Floor 1.00% + 6.75%, secured by substantially all assets of the Company, maturing March 31, 2025. Interest is payable quarterly; 15 quarterly principal installments ranging from $375,000 to $1,500,000 starting in July 2021; has an excess cash flow requirement but no excess cash flow payment is required as calculated in accordance with the agreement; in compliance with financial covenants for the years ended December 31, 2021. Outstanding balance due as of December 31, 2021 $ 59,250,000 Less: debt issuance costs (3,085,427) Note payable, net $ 56,164,573

Fox Holdco, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2021 and 2020

Total interest expense for the years ended December 31, 2021 and 2020 was approximately $3,543,000 and $518,000, respectively.

NOTE 13 - EQUITY-BASED COMPENSATION

As of December 31, 2021, certain members of management hold P-1 and P-2 partnership units in the Company's stockholder, Fox Parent Holdings, LLC, these units vest over four years from the grant date. For the years ended December 31, 2021 and 2020, the Company recorded an adjustment to the fair value of the instruments of approximately $21,411,000 and $1,161,000,respectively, for vested awards, which brought the total liability up to $23,850,000 and $2,439,000, respectively, which is recorded on the consolidated balance sheet. On December 31, 2021, there was approximately $15,000,000 of unrecognized compensation costs related to unvested equity-based compensation arrangements. That cost is expected to be recognized over the weighted-average remaining vesting period of 2.2 years.

The following table summarizes partnership units activity during the year:

	P-1 Units	P-2 Units	P-3 Units
Fox Parent Holdings LLC			
Awards outstanding as of January 1, 2021	23,452,892	29,489,665	2,292,662
Terminated awards	(1,067,667)	(1,462,558)	-
Awards granted	3,754,728	5,197,143	-
Awards outstanding as of December 31, 2021	26,139,953	33,224,250	2,292,662

NOTE 14 - INCOME TAXES

The components of the provision for income taxes provision (benefit) are as follows:

	2021	2020
Current:		
Federal	$ 250,633	$ (2,665)
State	1,144,577	560,427
Foreign	1,305,119	412,004
Deferred:		
Federal	4,103,216	(3,012,891)
State	(382,064)	(1,803,791)
Foreign	(423)	8,323
Income tax expense (benefit)	$ 6,421,058	$ (3,838,593)

The Company's effective tax rate differs from its expected federal statutory rate as a result of deemed repatriation income, stock-based compensation, change in valuation allowance, foreign rate differential, deferred state taxes, U.S. deferred tax remeasurement, other permanent items, and adjustments to tax accounts for filed returns. During 2021, the Company released a valuation allowance of approximately $596,000 which flowed through the consolidated statement of comprehensive income as a tax benefit.

24

Fox Holdco, Inc. and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED December 31, 2021 and 2020 25 Significant components of deferred tax assets and liabilities in the accompanying consolidated balance sheet include the following: 2021 2020 Deferred tax assets (foreign) Net operating loss and charitable carryforwards $ 189,851 $ 182,831 Accumulated depreciation and amortization 382,185 344,327 Accruals and reserves 261,101 278,276 Inventory 71,950 67,884 Other - 49,306 Deferred tax assets (foreign) $ 905,087 $ 922,624 2021 2020 Deferred tax assets Net operating loss and charitable carryforwards $ 1,390,700 $ 3,010,927 Accruals and reserves 1,703,474 1,693,755 Tax credits carryforwards 642,578 4,770,771 Inventory 1,767,495 681,547 Unrealized foreign currency loss 170,834 72,252 Deferred rent 339,530 500,732 Deferred revenue 33,917 32,577 Other 244,615 118,106 Gross deferred tax assets (domestic) 6,293,143 10,880,667 Less: valuation allowance (79,977) (676,306) Deferred tax assets after valuation allowance 6,213,166 10,204,361 Deferred tax liabilities Accumulated depreciation and amortization (13,065,021) (13,335,063) Net deferred tax liabilities $ (6,851,855) $ (3,130,702) As of December 31, 2021 and 2020, the Company had deferred tax assets of approximately $7,815,000 and $11,803,000 respectively. The deferred tax assets consist primarily of net operating loss and tax credit carryforwards. As of December 31, 2021, the Company had fully utilized the remaining federal net operating loss carryforwards, which as of December 31, 2020 was approximately $7,395,000. As of December 31, 2021 and 2020, the Company had state net operating loss carryforwards of approximately $19,477,000 and $21,364,000, respectively, and Fox UK had net operating loss carryforwards of approximately $999,000 and $962,000, respectively. The state net operating loss carryforwards begin expiring in 2033. As of December 31, 2021 the Company no longer had any federal tax credit carryforwards, however as of December 31, 2020 the Company had $3,742,000 in federal tax credit carryforwards. As of December 31, 2021 and 2020, various state tax credits carryforwards amount to approximately $813,000 and $1,302,000, respectively. The California credits will begin expiring in 2024 if not utilized. The utilization of the net operating loss carryforward is subject to an annual limitation due to the ownership percentage change limitations provided by the Internal Revenue Code of 1986 and similar state tax provisions. However, the annual limitation will not result in the expiration of the net operating loss before utilization.

Fox Holdco, Inc. and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED December 31, 2021 and 2020 26 NOTE 15 - COMMITMENTS AND CONTINGENCIES Lease Obligations The Company leases facilities and vehicles under operating leases with unrelated parties that expire at various dates through December 2027. For the years ended December 31, 2021 and 2020 total lease expense was approximately $6,339,000 and $6,462,000, respectively. At December 31, 2021, the future minimum annual lease payments under these agreements are as follows: Year Ending December 31, Amount 2022 $ 5,728,560 2023 3,344,675 2024 2,597,055 2025 2,468,099 2026 2,428,867 Thereafter 2,551,767 Total $ 19,119,023 Sponsorships of Professional Athletes The Company establishes relationships with professional athletes/teams in order to promote its products and brands. The Company has entered into endorsement agreements with professional athletes/teams in dirt bike riding and mountain biking. Many of these contracts provide incentives for public appearances and competitive victories while wearing or using the Company’s products. Under the terms of these agreements, the Company may be obligated to pay minimum guaranteed amounts. Such costs are expensed as incurred and are included with marketing and selling expenses in the accompanying consolidated statement of comprehensive income. Litigation The Company is subject to claims and lawsuits, which from time to time arise, primarily in the ordinary course of business. The Company does not believe it will incur losses with respect to any such existing or pending claims or lawsuits that would have a material impact on the Company’s consolidated financial position or results of operations. NOTE 16 - EMPLOYEE BENEFIT PLAN The Company has a 401(k) Profit Sharing Plan (the “Plan”) in which employees who have met certain service and eligibility requirements may participate. Each eligible employee may elect to contribute to the Plan, and the Company will make a safe harbor matching contribution equal to 100% of employees’ elective deferrals of the first 3% and 50% between 3% and 5% of a participant’s yearly compensation. The Company made contributions to the Plan of approximately $602,000 and $489,000 for years ended December 31, 2021 and 2020, respectively. Costs to administer the Plan were immaterial and expensed by the Company as incurred.

Fox Holdco, Inc. and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED December 31, 2021 and 2020 27 NOTE 17 - SUBSEQUENT EVENTS Subsequent events have been evaluated by the Company through April 29, 2022, which is the date the consolidated financial statements were available to be issued.